Exhibits 5.1, 8.1 and 23.1

December 29, 2006

Deutsche Alt-A Securities, Inc.

60 Wall Street
New York, New York 10005

Re:

Deutsche Alt-A Securities, Inc.,

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Deutsche Alt-A Securities, Inc., a Delaware corporation (the “Company”), in connection with the issuance of the Company’s Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-OA1, Mortgage Pass-Through Certificates, Series 2006-OA1 (the “Certificates”), pursuant to a prospectus dated May 19, 2006, as supplemented by a prospectus supplement, dated December 28, 2006 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”).  A registration statement of the Company on Form S-3 relating to the Certificates (Commission File No. 333-131600) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and was declared effective on May 19, 2006.  As set forth in the Prospectus, the Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement  (the “Pooling Agreement”), dated as of December 1, 2006, among the Company, as depositor, Wells Fargo Bank, N.A, as master servicer ( in such capacity, the “Master Servicer) and as securities administrator (in such capacity, the “Securities Administrator”), HSBC Bank USA, National Association, as trustee (the “Trustee”) and Clayton Fixed Income Services Inc., as credit risk manager.

We have examined a form of the Pooling Agreement, forms of the Certificates, the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)

The Pooling Agreement has been duly and validly authorized by all necessary action on the part of the Company and when the Pooling Agreement has been duly executed and delivered by the Company, the Master Servicer, the Securities Administrator, the Trustee and any other party thereto, the Pooling Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and with respect to the rights of indemnity or contribution, as may be limited by public policy considerations.

(ii)

The issuance and sale of the Certificates have been duly authorized by all requisite corporate action on the part of the Company and, when duly and validly executed and authenticated in accordance with the terms of the Pooling Agreement and delivered against payment therefor pursuant to the Underwriting Agreement, dated as of December 28, 2006, and the Purchase Agreement, dated as of December 29, 2006, and each between the Company and Deutsche Bank Securities Inc., the Certificates will be duly and validly issued and outstanding, and entitled to the benefits of the Pooling Agreement and enforceable against the Company in accordance with their terms.

(iii)

Under existing law, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each segregated pool of assets for which the Pooling Agreement directs that a REMIC election be made will qualify as a “real estate mortgage investment conduit” (“REMIC”) pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”); each Class of Certificates (other than the Class X and the Residual Certificates)  will evidence ownership of “regular interests” in a REMIC within the meaning of the Code; and the Class R Certificates will be considered to represent the sole class of “residual interest” in one or more related REMICs created under the Pooling Agreement within the meaning of Section 860G(a)(2) of the Code.

(iv)

The statements contained under the caption “Material Federal Income Tax Considerations” in the Base Prospectus and “Federal Income Tax Consequences” in the Prospectus Supplement, insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

We hereby consent to the filing of this letter and to the references to this firm under the headings “Material Federal Income Tax Considerations” and “Legal Matters” in the Base Prospectus and “Federal Income Tax Consequences” and “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or the Prospectus Supplement.

Very truly yours,

/s/ McKee Nelson LLP

December 29, 2006

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Deutsche Alt-A Securities, Inc.

60 Wall Street
New York, New York 10005

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018

Wells Fargo Bank, N.A.

P.O. Box 98

Columbia, Maryland 21046

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard and Poor’s Ratings Services,

a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Re:

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-OA1
Mortgage Pass-Through Certificates, Series 2006-OA1

Ladies and Gentlemen:

We have acted as special counsel for Deutsche Alt-A Securities, Inc. a Delaware corporation (the “Company”), in connection with the issuance of the Company’s Deutsche Alt-A Securities Mortgage Loan Trust 2006-OA1, Mortgage Pass-Through Certificates of the above-referenced Series (the “Certificates”).  The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class CE and Class P Certificates are referred to herein as the “Regular Interest Certificates.”

The Certificates will represent the entire beneficial ownership interest in a trust fund (the “Trust Fund”) to be created pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling Agreement”), among the Company, as depositor, Wells Fargo Bank, N.A, as master servicer and securities administrator, HSBC Bank USA, National Association, as trustee and Clayton Fixed Income Services Inc., as credit risk manager.  The assets of the Trust Fund will consist primarily of a group of conventional, adjustable-rate, negative amortization mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.  Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling Agreement.

In arriving at the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

(1)

Signed copy of the Registration Statement on Form S-3 (File No. 333-131600) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), together with each amendment thereto (such registration statement, as amended and as declared effective by the Commission on May 19, 2006, is referred to herein as the “Registration Statement”).

(2)

The Prospectus, dated May 19, 2006 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated December 28, 2006 (the “Prospectus Supplement”) in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Base Prospectus, as supplemented by the Prospectus Supplement, the “Prospectus”).

(3)

The Pooling Agreement (together with the Prospectus, the “Documents”).

(4)

A specimen Certificate of each Class of Certificates.

In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below.  Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals.  Our opinions are also based on the assumption that there are no agreements or understandings with respect to those transactions contemplated in the Documents other than those contained in the Documents.  Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

As to any facts material to the following opinions which we did not independently establish or verify, we have relied upon statements and representations of the responsible officers and other representatives of the Company and of public officials and agencies.  We have, for purposes of rendering the opinions, also relied on certain factual, numerical and statistical information which is based on the assumptions used in pricing the Certificates.

______________________________________

The advice below was not written to be used, is not intended to be used and cannot be used by any taxpayer for purposes of avoiding United States federal income tax penalties that may be imposed.  The advice is written to support the promotion or marketing of the transaction addressed in this opinion.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

We are providing the foregoing disclaimer to satisfy obligations we have under Circular 230, governing standards of practice before the Internal Revenue Service.

_______________________________________

Based upon and subject to the following, we are of the opinion that, as of the Closing Date:

(1)

Each REMIC created pursuant to the Pooling Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), assuming (i) an election is made to treat the assets of each REMIC as a REMIC, (ii) compliance with the Pooling Agreement, and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

(2)

The Regular Interest Certificates, exclusive of any right to receive (or obligation to make payments with respect to) Net WAC Rate Carryover Amounts, represent ownership of regular interests in the Master REMIC.

(3)

The Class R Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling Agreement.

(4)

The statements in the Base Prospectus under the headings “Material Federal Income Tax Considerations” and “ERISA Considerations” and the statements in the Prospectus Supplement under the headings “Federal Income Tax Consequences” and “ERISA Considerations,” to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects.

The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time.  Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.  The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the documents relating to the transaction.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States and the Federal Employee Retirement Income Security Act of 1974, as amended.  This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so.  This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein.  This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.  We confirm, however, that we are placing no limitation on disclosure of the tax treatment or tax structure of the transaction that is the subject of this opinion.

Very truly yours,

/s/ McKee Nelson LLP

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